Exhibit 10(iii)A(53)

AMENDMENT NO. 2
TO
ACUITY BRANDS LIGHTING, INC.
SEVERANCE AGREEMENT

THIS AMENDMENT made and entered into on the dates set forth below, by and between ACUITY BRANDS LIGHTING, INC. (the “Company”) and Karen J. Holcom (“Executive”);

W I T N E S S E T H

WHEREAS, the Company and Executive entered into a Severance Agreement, dated as of March 28, 2018 (“Severance Agreement”) and amended as of May 28, 2019, providing for the payment of certain compensation and benefits to Executive if Executive’s employment is terminated under certain circumstances; and

WHEREAS, the parties now desire to amend the Severance Agreement in the manner hereinafter provided;

NOW, THEREFORE, the Severance Agreement is hereby amended, as follows:

1.	Section 4.2 is hereby amended by deleting “55%” from clause (i) and substituting “75%” in lieu thereof.

2.	The following Section 4.10 is appended to the end of Section 4 thereof:
4.10    “Supplemental Executive Retirement Plan” - If Executive is a participant of the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan, as Amended and Restated Effective July 1, 2019, except as otherwise noted (the “SERP”) and Executive’s Date of Termination occurs prior to the date that Executive has three (3) Years of Credited Service (as defined in the SERP), Executive shall be deemed to have earned three (3) years of Credited Service thereunder.

3.	This Amendment to the Severance Agreement shall be effective as of August 20, 2019. Except as hereby modified, the Severance Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Amendment on the date(s) written below.

COMPANY

EXECUTIVE	ACUITY BRANDS LIGHTING, INC.
/s/ Karen J. Holcom	By:	/s/ Vernon J. Nagel
Karen J. Holcom		VERNON J. NAGEL
Chairman, President and CEO
Date: 8/22/2019	Date:	8/20/2019